SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 3, 2003

Commission File No. 000-15034

NIMBUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida (State of Incorporation)	001-15034 (Commission File Number)	01-0656115 (I.R.S. Employer Identification Number)

5555 Anglers Avenue, Suite 16 Fort Lauderdale, FL (Address of principal executive offices)	33312 (Zip Code)

954-987-0654
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. Other.

On January 15, 2003, Jonathan Geller, resigned as Chief Technology Officer, citing personal commitments as his reason for resigning. Mr. Geller will remain a consultant to the Company as well as a director of the Company. This resignation was not caused by any disagreement involving company policies and operations.

On February 3, 2003, Mitchell Morgan, resigned as Chief Financial Officer, as well as director of the Company citing family obligations as his reason for resigning. Mr. Morgan has agreed to continue to stay with us through February 28, 2003. This resignation was not caused by any disagreement involving company policies and operations.

We are currently evaluating our corporate structure and will begin the process of looking to replace these individuals.

Forward Looking Statements

This Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements concerning the Company’s outlook for 2003 and beyond, the Company’s expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For information about risk factors relevant to the Company, please see the Company’s filings with the Securities and Exchange Commission. The Company does not intend and disclaims any duty or obligation to update or revise any industry information or forward looking statements set forth in this report, to reflect new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nimbus Group, Inc.

Date: February 4, 2003	By:	/s/ Ilia Lekach

	Name:	Ilia Lekach
	Title:	Chairman of the Board and interim Chief Executive Officer